Form 13F SUMMARY PAGE


Report Summary:

                                             5
Number of Other Included Managers:      ____________
                                           6,552
Form 13F Information Table Entry Total: _____________
                                          74,106,662.06
Form 13F Information Table Value Total: $____________
                                         (thousands)

Information for which The Goldman Sachs Group, Inc. is requesting confidential treatment has been omitted and filed separately with the Commission.

List of Other Included Managers:

Name and 13F file numbers of ALL Institutional Investment Managers with respect to which this schedule is filed (other than the one filing this report): (List in alphabetical order).

[If there are no entries in this list, state "NONE" and omit the column headings and list entries.]

13F File Numbers will be assigned to Institutional Investment Managers after they file their first report.


   13F File No.: Name:
   ------------- ------------------------------------------
 1.  28-05158     Amalgatrust
   ------------- ------------------------------------------
 2.  28-04981     Goldman, Sachs & Co.
   ------------- ------------------------------------------
 3.               Goldman, Sachs Asset Management
   ------------- ------------------------------------------
 4.  28-05111     Goldman, Sachs & Co. Bank
   ------------- ------------------------------------------
 5.  28-02255     Spear, Leeds & Kellogg
   ------------- ------------------------------------------